Exhibit 99.1

Investor Relations Contacts:

Lantronix, Inc.

Jeremy Whitaker

Chief Financial Officer

(949) 453-3990

E.E. Wang Lukowski

investors@lantronix.com

949-614-5879

Lantronix Reports Fourth Quarter and Fiscal Year 2012 Financial Results

--Company Reports Second Consecutive Quarter of Non-GAAP Net Income; Reports GAAP Net Loss of $(0.01) Per Share --

Irvine, Calif., August 29, 2012 – Lantronix, Inc. (the “company”) (NASDAQ: LTRX), a leading global provider of smart M2M connectivity solutions, today reported results for its fourth quarter and fiscal year ended June 30, 2012.

Financial Highlights

▪	Net revenue of $11.6 million.
▪	Gross profit as a percentage of net revenue was 50.7%, the fourth sequential quarter of gross margin improvement.
▪	GAAP net loss of $(178,000), or ($0.01) per share.
▪	Non-GAAP net income of $351,000, or $0.03 per share, the second consecutive quarter of non-GAAP net income.
▪	Net inventories of $6.0 million, a reduction of 35% from the fiscal year ended June 30, 2011.
▪	Raised $9.5 million in net proceeds from the sale of common stock which increased cash from $1.8 million as of March 31, 2012 to $11.4 million as of June 30, 2012.

Operational Highlights

▪	In April 2012, the company began shipping xPico™, the world’s smallest embedded device server measuring less than 4 cm2.
▪	In June 2012, Emulex chairman and former CEO Paul Folino, joined the company’s board of directors.
▪	In June 2012, the company began shipping its first cellular product, the PremierWave XC, Secure Cellular Device and Application Server for Remote and Mobile M2M Applications
▪	In June 2012, the company announced the xPrintServer™ - Home Edition, designed specifically for home use by consumers wishing to print from their iPad®, iPhone® or iPod® Touch to a USB or network printer. The product began shipping in the first quarter of FY 2013.
▪	In July 2012, the company began shipping samples of the xSenso, the first of a family of analog device servers that enables remote monitoring, real-time charting and event notification of virtually any analog sensor. xSenso is the seventh new product launched by the company since December 2011.

“In eight months Lantronix launched an unprecedented seven new products into production, improved gross margins from 46.1% for the fourth fiscal quarter of 2011 to 50.7% for the fourth fiscal quarter of 2012, and achieved two consecutive quarters of non-GAAP net income” said CEO Kurt Busch. “We achieved these goals while bringing expenses in line with revenues and improving the company’s balance sheet.”

“While we are proud of the accomplishments the company has achieved during fiscal 2012, our focus remains on continuing to execute on our product development strategy and to push forward toward achieving long-term growth and profitability for our shareholders.”

Financial Results for the Fourth Quarter of Fiscal 2012 Ended June 30, 2012

Net revenue was $11.6 million for the fourth quarter of fiscal 2012, a decrease of $416,000 or 4%, compared to $12.0 million for the fourth quarter of fiscal 2011 and a decrease of $522,000 or 4%, compared to $12.1 million for the third quarter of fiscal 2012. The year-over-year decrease in net revenue was primarily due to decreases in the company’s device enablement product lines which were partially offset by a net increase in sales of device management products. The sequential decrease in net revenue was primarily due to lower sales of our device enablement products in Europe.

Gross profit as a percentage of net revenue (“gross margin”) was 50.7% for the fourth quarter of fiscal 2012, compared to 46.1% for the fourth quarter of fiscal 2011 and 48.8% for the third quarter of fiscal 2012. The year-over-year increase in gross margin was primarily the result of a reduction in charges related to inventory reserves and manufacturing overhead.

GAAP operating expenses for the fourth quarter of fiscal 2012 were $6.0 million, a decrease of $3.1 million or 34%, compared to $9.1 million for the fourth quarter of fiscal 2011 and an increase of $89,000 or 2%, compared to $5.9 million for the third quarter of fiscal 2012.

—	Selling, general and administrative expenses were $4.2 million for the fourth quarter of fiscal 2012, a decrease of $3.1 million or 43%, compared to $7.3 million for the fourth quarter of fiscal 2011 and an increase of $105,000 or 3%, compared to $4.1 million for the third quarter of fiscal 2012. The year-over-year decrease was primarily due to costs of $2.5 million associated with an independent investigation and severance for former named executive officers during the fourth quarter of fiscal 2011. There were no similar costs during the fourth fiscal quarter of 2012. In large part, the remaining balance of the decrease in selling, general and administrative expenses of approximately $0.6 million can be attributed to the cost containment activities that management began to implement during the second fiscal quarter of 2012.

—	Research and development expenses were $1.8 million for the fourth quarter of fiscal 2012, flat with $1.8 million for both the fourth quarter of fiscal 2011 and the third quarter of fiscal 2012.

2

Non-GAAP operating expenses for the fourth quarter of fiscal 2012 were $5.7 million, a decrease of $445,000 or 7%, compared with $6.1 million for the fourth quarter of fiscal 2011, and an increase of $98,000 or 2%, compared to $5.6 million for the third quarter of fiscal 2012.

GAAP net loss for the fourth quarter of fiscal 2012 was $(178,000), or ($0.01) per share, compared to a GAAP net loss of $(3.6 million), or ($0.34) per share, for the fourth quarter of fiscal 2011 and a GAAP net loss of $(41,000), or ($0.00) per share, for the third quarter of fiscal 2012.

Non-GAAP net income for the fourth quarter of fiscal 2012 was $351,000, or $0.03 per share compared to non-GAAP net loss of $(433,000) or $(0.04) per share for the fourth quarter of fiscal 2011 and a non-GAAP net income of $471,000, or $0.04 per share, for the third quarter of fiscal 2012.

Financial Results for the Fiscal Year ended June 30, 2012

Net revenue was $45.4 million for the fiscal year ended June 30, 2012, compared to $49.3 million for the fiscal year ended June 30, 2011.

Gross profit as a percentage of net revenue was 48.8% for the twelve months ended June 30, 2012, compared with 49.5% for the twelve months ended June 30, 2011.

GAAP operating expenses for the fiscal year ended June 30, 2012 were $24.9 million, compared to $29.5 million for the fiscal year ended June 30, 2011.

—	Selling, general and administrative expenses for the twelve months ended June 30, 2012 were $17.7 million, compared to $22.4 million for the twelve months ended June 30, 2011.

—	Research and development expenses for the twelve months ended June 30, 2012 were $6.9 million, compared to $7.0 million for the twelve months ended June 30, 2011.

—	Restructuring charges for the fiscal year ended June 30, 2012 were $286,000.

Non-GAAP operating expenses for the twelve months ended June 30, 2012 were $23.1 million, compared to $23.6 million for the twelve months ended June 30, 2011.

GAAP net loss for the fiscal year ended June 30, 2012 was $(3.0) million, or ($0.27) per share, compared to $(5.3) million, or ($0.51) per share, for the fiscal year ended June 30, 2011.

Non-GAAP net loss for the twelve months ended June 30, 2012 was $(504,000) or ($0.04) per share, compared to non-GAAP net income of $1.3 million, or $0.12 per share, for the twelve months ended June 30, 2011.

Balance Sheet Summary

Cash and cash equivalents were $11.4 million as of June 30, 2012, compared to $5.8 million as of June 30, 2011. In April and May of 2012, the company closed two transactions involving the sale of its common stock that generated aggregate net proceeds of approximately $9.5 million.

3

Accounts receivable were $2.7 million as of June 30, 2012, compared to $2.9 million as of June 30, 2011.

Net inventories were $6.0 million as of June 30, 2012, compared to $9.2 million as of June 30, 2011.

Accounts payable were $3.6 million as of June 30, 2012, compared to $8.4 million as of June 30, 2011.

Working capital was $11.9 million as of June 30, 2012, compared to $5.2 million as of June 30, 2011.

Annual Discussion of Company Target Model

The company reaffirmed the target financial model previously disclosed in its Form 8-K filed with the Securities and Exchange Commission on April 25, 2012.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes that non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share are important measures of the Company’s business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. In addition, certain stockholders have expressed an interest in seeing financial performance measures, which exclude the impact of certain matters such as decisions relating to the restructuring, which while important, are not central to the core operations of the Company’s business.

Non-GAAP operating expenses consist of operating expenses excluding share-based compensation and related payroll taxes, depreciation and amortization, restructuring charges, costs associated with the contested proxy, costs associated with the 2011 independent investigation of certain allegations by a director of Lantronix, and consulting fees for former named executive officers.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) non-GAAP adjustments to operating expenses, (ii) interest income (expense), (iii) other income (expense), and (iv) income tax provision (benefit).

4

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which for GAAP purposes is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Conference Call and Webcast

Lantronix will host a conference call and webcast today at 2:00 p.m. Pacific Time (5:00 p.m. ET) to discuss its fourth quarter and fiscal year 2012 financial results. Those wishing to participate in the live call should dial 866-383-8119 (international dial-in 617-597-5344) using the passcode 26633893.  A telephone replay of the call will be available through September 5, 2012 by dialing (888) 286-8010 (international dial-in 617-801-6888) and entering passcode 65476087.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify access and communication with and between virtually any electronic device. Our smart connectivity solutions enable sharing data between devices and applications to empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely and securely connect electronic equipment via networks and the Internet. Founded in 1989, Lantronix serves some of the largest medical, security, industrial and building automation, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center and pro-AV/signage entities in the world. The company's headquarters are located in Irvine, Calif.

For more information, visit www.lantronix.com. The Lantronix blog, http://www.lantronix.com/blog, features industry discussion and updates.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our future business plans, future financial position, future results of operations and future product development strategies and schedules. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations and reported results to vary, include, but are not limited to: our ability to raise additional capital when and to the extent necessary; final accounting adjustments and results; quarterly fluctuations in operating results; our ability to identify and profitably develop new products that will be attractive to our target markets, including products in our device networking business and the timing and success of new product introductions; our ability to implement the planned cost reduction program; changing market conditions and competitive landscape; government and industry standards; market acceptance of our products by our customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; unusual or unexpected expenses; and cash usage including cash used for product development or strategic transactions; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see our SEC filings, including our Annual Report on Form 10-K for the year ended June 30, 2011 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2011, December 31, 2011, and March 31, 2012. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. If the Company does update or correct one or more of these forward-looking statements, investors and others should not conclude that the Company will make additional updates or corrections.

5

LANTRONIX, INC.

Unaudited Consolidated Balance Sheets

(In thousands, except share and par value data)

	June 30, 2012	June 30, 2011

Assets
Current Assets:
Cash and cash equivalents	$11,374	$5,836
Accounts receivable (net of allowance for doubtful accounts of $108 and $102 at June 30, 2012 and 2011, respectively)	2,674	2,908
Inventories, net	5,955	9,160
Contract manufacturers' receivable	622	636
Prepaid expenses and other current assets	549	605
Deferred tax assets	657	569
Total current assets	21,831	19,714

Property and equipment, net	1,605	1,761
Goodwill	9,488	9,488
Purchased intangible assets, net	–	54
Other assets	87	175
Total assets	$33,011	$31,192

Liabilities and stockholders' equity
Current Liabilities:
Accounts payable	$3,563	$8,358
Accrued payroll and related expenses	2,100	2,000
Warranty reserve	232	268
Short-term debt	667	667
Other current liabilities	3,342	3,199
Total current liabilities	9,904	14,492
Non-Current Liabilities:
Long-term liabilities	303	550
Long-term capital lease obligations	48	45
Long-term debt	167	833
Deferred tax liabilities	657	569
Total non-current liabilities	1,175	1,997
Total liabilities	11,079	16,489

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	–	–
Common stock, $0.0001 par value; 100,000,000 shares authorized;14,549,072 and 10,549,852 shares issued and outstanding at June 30, 2012 and 2011, respectively	1	1
Additional paid-in capital	203,049	192,780
Accumulated deficit	(181,517)	(178,477)
Accumulated other comprehensive income	399	399
Total stockholders' equity	21,932	14,703
Total liabilities and stockholders' equity	$33,011	$31,192

6

LANTRONIX, INC.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Years Ended June 30,
	2012	2011	2012	2011

Net revenue (1)	$11,612	$12,028	$45,382	$49,321
Cost of revenue	5,728	6,478	23,236	24,907
Gross profit	5,884	5,550	22,146	24,414
Operating expenses:
Selling, general and administrative	4,192	7,290	17,684	22,373
Research and development	1,794	1,761	6,910	7,033
Restructuring charges	–	–	286	–
Amortization of purchased intangible assets	–	18	54	72
Total operating expenses	5,986	9,069	24,934	29,478
Loss from operations	(102)	(3,519)	(2,788)	(5,064)
Interest expense, net	(21)	(36)	(97)	(123)
Other income (expense), net	(32)	(45)	(82)	(28)
Loss before income taxes	(155)	(3,600)	(2,967)	(5,215)
Provision for income taxes	23	15	73	56
Net loss	$(178)	$(3,615)	$(3,040)	$(5,271)

Net loss per share (basic and diluted)	$(0.01)	$(0.34)	$(0.27)	$(0.51)

Weighted average shares (basic and diluted)	13,307	10,495	11,253	10,434

(1) Includes net revenue from related parties	$216	$295	$865	$942

7

LANTRONIX, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands)

	Three Months Ended June 30,		Years Ended June 30,
	2012	2011	2012	2011
GAAP net loss	$(178)	$(3,615)	$(3,040)	$(5,271)
Non-GAAP adjustments:
Cost of revenues:
Share-based compensation	9	17	37	63
Employer portion of withholding taxes on stock grants	–	–	–	4
Depreciation and amortization	124	109	431	362
Total adjustments to cost of revenues	133	126	468	429
Selling, general and adminstrative:
Costs associated with the investigation	–	1,672	108	2,124
Separation costs related to the former CEO and CFO	–	862	–	862
Costs associated with the contested proxy	–	–	–	561
Consulting fees for former CEO and CFO	–	–	153	–
Share-based compensation	132	123	449	1,114
Employer portion of withholding taxes on stock grants	–	–	2	18
Depreciation and amortization	122	165	475	665
Total adjustments to selling, general and administrative	254	2,822	1,187	5,344
Research and development:
Share-based compensation	61	109	259	426
Employer portion of withholding taxes on stock grants	–	–	3	23
Depreciation and amortization	5	10	27	43
Total adjustments to research and development	66	119	289	492
Restructuring	–	–	286	–
Amortization of purchased intangible assets	–	18	54	72
Total non-GAAP adjustments to operating expenses	320	2,959	1,816	5,908
Interest expense, net	21	36	97	123
Other (income) expense, net	32	46	82	28
Provision for income taxes	23	15	73	56
Total non-GAAP adjustments	529	3,182	2,536	6,544
Non-GAAP net income (loss)	$351	$(433)	$(504)	$1,273

Non-GAAP net income (loss) per share ( basic and diluted)	$0.03	$(0.04)	$(0.04)	$0.12

Denominator for GAAP net income (loss) per share (basic and diluted)	13,307	10,495	11,253	10,434
Non-GAAP adjustment	216	–	210	421
Denominator for non-GAAP net income (loss) per share (basic and diluted)	13,523	10,495	11,463	10,855

GAAP operating expenses	$5,986	$9,069	$24,934	$29,478
Non-GAAP adjustments to operating expenses	(320)	(2,959)	(1,816)	(5,908)
Non-GAAP operating expenses	$5,666	$6,110	$23,118	$23,570

8

LANTRONIX, INC.

Unaudited Consolidated Net Revenue by Product Line

(In thousands)

	Quarters Ended June 30,
		% of Net		% of Net	Change
	2012	Revenue	2011	Revenue	$	%
	(In thousands, except percentages)
Device enablement	$9,257	79.7%	$9,705	80.7%	$(448)	(4.6%	)
Device management	2,355	20.3%	2,323	19.3%	32	1.4%
Net revenue	$11,612	100.0%	$12,028	100.0%	$(416)	(3.5%	)

	Years Ended June 30,
		% of Net		% of Net	Change
	2012	Revenue	2011	Revenue	$	%
	(In thousands, except percentages)
Device enablement	$35,831	79.0%	$39,608	80.3%	$(3,777)	(9.5%	)
Device management	9,551	21.0%	9,713	19.7%	(162)	(1.7%	)
Net revenue	$45,382	100.0%	$49,321	100.0%	$(3,939)	(8.0%	)

9